EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of National Residential Properties, Inc. (the "COMPANY") on Form 10-QSB for the period ended June 30, 2004 as filed with the SEC on the date hereof (the "REPORT"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, for purposes of 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  August 16, 2004               By:   /s/ Richard Astrom
                                        ---------------------
                                           Richard Astrom
                                           Chief Executive Officer



Date:  August 16, 2004               By:   /s/ Christopher Astrom
                                        -------------------------
                                           Christopher Astrom
                                           Chief Financial Officer